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Exhibit 5.27

CONSENT OF D. VALLIERES

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) information regarding the mineral reserve estimates for the Quimsacocha Project in Ecuador; (2) information regarding the mineral reserve estimates for the Westwood Project in Québec, Canada; (3) the technical report entitled "Technical Report on the Quimsacocha Gold Project, Azuay Province, Ecuador (February 2009)"; and (4) the technical report dated February 27, 2009 entitled "National Instrument 43-101 Technical Report for Westwood Project, Québec Canada", and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ DANIEL VALLIERES, ING Name: Daniel Vallieres, Eng. Title: Manager, Underground Projects

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  Exhibit 5.27
CONSENT OF D. VALLIERES